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                                                                     Exhibit 4.1

                      FORM OF SECURITIES PURCHASE AGREEMENT

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008


The undersigned (the "INVESTOR") hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement is made as of the date set forth below between Global Entertainment Corporation, a Nevada corporation (the "COMPANY"), and the Investor.

2. The Company has authorized the sale and issuance of 1,079,000 shares (the "SHARES") of the common stock of the Company, $.001 par value per share (the "COMMON STOCK"), together with warrants (the "WARRANTS") to purchase an additional 107,900 shares of Common Stock, to certain investors in a private placement (the "OFFERING"). The Shares and the Warrants are sometimes collectively referred to herein as the "SECURITIES", and the shares of Common Stock of the Company issuable upon exercise of the Warrants are sometimes referred to herein as the "WARRANT SHARES".

3. The terms of the Offering contemplate that each purchaser will receive, for a purchase price of $5.75, one Share together with a Warrant to purchase an additional one-tenth of a Warrant Share; provided, however, that no Warrants will be issued to purchase fractional shares and the number of Warrant Shares subject to each Warrant will be rounded up or down, as applicable, to the nearest whole share based on the total number of Shares purchased by the Investor. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, for an aggregate purchase price of $________ (the "PURCHASE PRICE"), 1,079,000 Shares together with Warrants to purchase an additional 107,900 Warrant Shares, subject to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor in Exhibit B, certificates representing the Securities purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that (a) it has had no position, office or other material relationship within the past three (3) years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. ("NASD") member.

                  [remainder of page intentionally left blank]


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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                    DATED AS OF: April  ___, 2006



                                         ------------------------------------
                                                 [Investor Name]



                                    By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                    Address:
                                              -------------------------------

                                         ------------------------------------

                                         ------------------------------------

                                    Facsimile:  -----------------------------


AGREED AND ACCEPTED:

Global Entertainment Corporation

By:  ____________________________
     Name:
     Title:



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                                     ANNEX I

                 TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

      1. AGREEMENT TO SELL AND PURCHASE THE SECURITIES; SUBSCRIPTION DATE.

            1.1 PURCHASE AND SALE. At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and subject to the conditions set forth herein, and at the Purchase Price, the Securities described in paragraph 3 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibits attached hereto, this "AGREEMENT"). A form of Warrant described in paragraph 3 of the Securities Purchase Agreement is attached hereto as Exhibit A.

            1.2 OTHER INVESTORS. As part of the Offering, the Company proposes to enter into Securities Purchase Agreements in the same form as this Agreement with certain other investors (the "OTHER INVESTORS"), and the Company expects to complete sales of Securities to them. The Investor and the Other Investors are sometimes collectively referred to herein as the "INVESTORS," and this Agreement and the Securities Purchase Agreements executed by the Other Investors are sometimes collectively referred to herein as the "AGREEMENTS." The Company may accept executed Agreements from Investors for the purchase of Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price and concluding upon the date (the "SUBSCRIPTION DATE") on which the Company has notified Miller Capital Markets, LLC (in its capacity as lead placement agent for the offering of Securities, the "LEAD PLACEMENT AGENT") in writing that it will no longer accept Agreements for the purchase of Securities in the Offering, but in no event shall the Subscription Date be later than March 31, 2006. Each Investor must complete a Securities Purchase Agreement, a Stock and Warrant Certificate Questionnaire (in the form attached as Exhibit B hereto) and an Investor Questionnaire (in the form attached as Exhibit C hereto) in order to purchase Securities in the Offering.

            1.3 PLACEMENT AGENT FEES. The Investor acknowledges that the Company intends to pay to each of Miller Capital Markets, LLC, Sanders Morris Harris and Taglich Brothers, Inc. (as placement agents for the Securities, the "PLACEMENT AGENTS") compensation in respect of the sale of Securities to the Investor, including cash commissions, warrants to purchase Common Stock of the Company and the reimbursement of certain costs and expenses.

      2. DELIVERY OF THE SECURITIES AT CLOSING. The completion of the purchase and sale of the Securities (the "CLOSING") shall occur on a date specified by the Company and the Lead Placement Agent (the "CLOSING DATE"), which date shall not be later than March 31, 2006 (the "OUTSIDE DATE"), and of which the Placement Agents will notify the Investors in advance. At the Closing, the Company shall deliver to the Investor one or more stock and warrant certificates representing the Securities set forth in paragraph 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock and Warrant Certificate Questionnaire attached hereto as Exhibit B, in the name of a nominee designated by the Investor. In exchange for the delivery of the stock and warrant certificates representing such Securities, the Investor shall deliver the Purchase Price to the Company by wire transfer of immediately available funds pursuant to the instructions set forth on Exhibit D or


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otherwise pursuant to the Company's written instructions. On the Closing Date, the Company shall cause Squire, Sanders & Dempsey L.L.P., counsel to the Company, to deliver to the Investors a legal opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit E (the "LEGAL OPINION").

      The Company's obligation to issue and sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) prior receipt by the Company of an executed copy of this Agreement; (b) completion of purchases and sales of Securities under the Agreements with the Other Investors; (c) the accuracy in all material respects of the representations and warranties made by the Investor in this Agreement on the date hereof and, if different, on the Closing Date; (d) the fulfillment in all material respects of the obligations of the Investor to be fulfilled by it under this Agreement on or prior to the Closing; and (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby. The Investor's obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) the completion of purchases and sales under the Agreements with the Other Investors for an aggregate purchase price of not less than ________ Million Dollars ($________); (b) the delivery at Closing of the Legal Opinion to the Investor by counsel to the Company; (c) the accuracy in all material respects of the representations and warranties made by the Company in this Agreement on the date hereof and, if different, on the Closing Date; (d) the fulfillment in all material respects of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Closing; (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; and (f) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions specified in this paragraph have been fulfilled. In the event that the Closing does not occur on or before the Outside Date as a result of the Company's failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investor no later than one (1) Business Day following the Outside Date and the Investors shall have no further obligations hereunder. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which the American Stock Exchange or commercial banks located in Phoenix, Arizona are permitted or required by law to close.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the Closing Date, as follows:

            3.1 ORGANIZATION. The Company is duly incorporated and validly existing in good standing under the laws of the State of Nevada, and each of its subsidiaries is duly incorporated and validly existing in good standing under the laws of its respective state of incorporation. The Company and its subsidiaries have full corporate power and authority to own, operate and occupy their respective properties and to conduct their businesses as presently conducted and each is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be


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so qualified would have a Material Adverse Effect (as defined below), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, properties, business, or results of operations of the Company and its subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industries in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

            3.2 DUE AUTHORIZATION. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreements. The execution and delivery of the Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors or stockholders is required. The Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.3 NON-CONTRAVENTION. The execution and delivery of the Agreements, the issuance and sale of the Securities to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated hereby and thereby will not (A) result in a conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, (ii) the Articles of Incorporation, by-laws or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its properties or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Agreements


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by the Company and the valid issuance or sale of the Securities by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

            3.4 CAPITALIZATION. The outstanding capital stock of the Company as of November 30, 2005 is as described in the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2005. The Company has not issued any capital stock since November 30, 2005 other than through the exercise of outstanding warrants or stock options that were reflected as outstanding as of November 30, 2005 in such Quarterly Report on Form 10-QSB. The Securities to be sold pursuant to the Agreements (including the Warrant Shares) have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor). Assuming the accuracy of the Investor's representations hereunder, the issuance by the Company of the Securities, and the issuance of the Warrant Shares upon exercise of the Warrants, is exempt from registration under the Securities Act of 1933 (as amended, the "SECURITIES ACT"). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as described in the SEC Reports (as defined in Section 4.9), there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible, exchangeable or exercisable securities or any such rights, warrants or options. Without limiting the foregoing, (i) no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, the Warrants or the Warrant Shares, except as provided in the Agreements and (ii) no securities or instruments containing anti-dilution or similar provisions will be triggered by the issuance of the Shares, the Warrants or the Warrant Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. No stockholder of the Company or other party has any right to require the Company to register in the Registration Statement the sale of any shares owned or potentially owned by such stockholder (other than the Placement Agents, who have certain registration rights with respect to warrants to be issued to them as compensation relating to the Offering).

            3.5 LEGAL PROCEEDINGS. There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is required to be disclosed and that is not so disclosed in the SEC Reports. The Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body that questions the validity of the Agreements or the rights of the Company to enter into the Agreements and to consummate the transactions contemplated hereby and thereby, or the terms of which are reasonably likely to have a Material Adverse Effect.


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            3.6 NO VIOLATIONS. The Company is not in violation of its Articles of Incorporation, bylaws or other organizational documents, as amended, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and the Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company or its properties are bound, which default is reasonably likely to have a Material Adverse Effect.

            3.7 GOVERNMENTAL PERMITS, ETC. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

            3.8 INTELLECTUAL PROPERTY.

            (a) Except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (i) the Company has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, "INTELLECTUAL PROPERTY") and (ii) all of the Intellectual Property owned by the Company consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and such other jurisdictions.

            (b) Except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company employs rights in Intellectual Property, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, and there is no default by the Company with respect thereto.

            (c) The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of all material Intellectual Property owned by the Company.

            (d) Except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company do not infringe any


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      intellectual property of any other person; (ii) the Company is not making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company, acting on behalf of the Company do not violate any agreements or arrangements related to confidential information or trade secrets of third parties.

            (e) No proceedings are pending, or to the knowledge of the Company, threatened in writing, which challenge the rights of the Company to the use of Intellectual Property, except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

            3.9 FINANCIAL STATEMENTS. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. As of their respective dates, such financial statements complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

            3.10 NO MATERIAL ADVERSE CHANGE. Except as disclosed in Schedule 3.10, since November 30, 2005, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect,
(ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iii) any loss or damage (whether or not insured) to the physical property of the Company which has had a or is reasonably likely to have Material Adverse Effect.

            3.11 AMEX COMPLIANCE. The Common Stock is registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 (as amended, the "EXCHANGE ACT") and is listed on the American Stock Exchange ("AMEX"), and the Company has taken no action intended to, or that could potentially have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX. Assuming the accuracy of the Investor's representations hereunder, the issuance of the Securities does not require shareholder approval, including, without limitation, pursuant to AMEX Rule 713.

            3.12 REPORTING STATUS. The Company has timely (including extensions permitted pursuant to the Exchange Act Rule 12b-25) made all filings required under the Exchange Act during the twelve (12) months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under


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which they were made not misleading. The Company is currently eligible to register the resale of the Shares and the Warrant Shares by the Investors pursuant to a registration statement on Form S-3 under the Securities Act (the "REGISTRATION STATEMENT").

            3.13 NO MANIPULATION; DISCLOSURE OF INFORMATION. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Warrants or the Warrant Shares.

            3.14 ACCOUNTANTS. Semple & Cooper, LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended May 31, 2005 into the Registration Statement and the prospectus which forms a part thereof (the "PROSPECTUS"), have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

            3.15 CONTRACTS. Except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts.

            3.16 TAXES. Except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened in writing against the Company.

            3.17 TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

            3.18 INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an "investment company" as a result of the transactions contemplated by the Agreements.

            3.19 INSURANCE. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.


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            3.20 OFFERING PROHIBITIONS. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities other than the Confidential Private Placement Memorandum dated March 17, 2006 (as amended or supplemented, the "PRIVATE PLACEMENT MEMORANDUM"). Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Securities as contemplated by this Agreement within the provisions of Section 5 of the Securities Act. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by an Investor or its investment advisor) relating to or arising out of the transactions contemplated by the Agreements. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claims relating to placement agent fees, financial advisory fees or brokers' commissions in connection with the sale of the Securities by the Company. Other than the Placement Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

            3.21 LISTING. The Company shall promptly secure the listing of all Shares and Warrant Shares on AMEX and comply with all requirements of AMEX with respect to the issuance of the Shares, the Warrants and the Warrant Shares and the listing of the Shares and Warrant Shares on AMEX. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 3.21.

            3.22 RELATED PARTY TRANSACTIONS. To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act that has not been disclosed in the SEC Reports.

            3.23 BOOKS AND RECORDS. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations: (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the


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Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

            3.24 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            3.25 SARBANES-OXLEY ACT. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to the Company as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company as of the date hereof, except where such noncompliance would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            3.26 DISCLOSURE. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents with any information that constitutes or could reasonably be expected to constitute material, nonpublic information (including, without limitation, any information disclosed in the Private Placement Memorandum or otherwise), other than the existence of the transactions contemplated hereby. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure (as opposed to voluntary public disclosure) or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act). The Company acknowledges and agrees that the Investor is not making or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein and in the Investor Questionnaire.

            3.27 PROPOSED DIRECTORS. Promptly following the Closing, the Company will appoint to its Board of Directors the persons identified on Exhibit F attached hereto (or, if any such person is unwilling or unable to serve as a member of the Company's Board of Directors, such other person(s) as shall be acceptable to the Company and the Lead Placement Agent).

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

            4.1 INVESTOR KNOWLEDGE AND STATUS. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities, has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities;
(ii) the Investor understands that the Securities are "restricted securities" and have not been registered under the Securities Act and is acquiring the Securities set forth in paragraph 3 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities (or any Warrant Shares) and has no arrangement or understanding with any other persons regarding the distribution of such Securities (or any Warrant Shares) (provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities (or any Warrant Shares) for any minimum or other specific term and reserves the right to dispose of the Securities (and any Warrant Shares) at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities (or any Warrant Shares) except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in paragraph 4 of the Securities Purchase Agreement and the Investor Questionnaire attached hereto as Exhibit C for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the Securities set forth in paragraph 3 of the Securities Purchase Agreement, relied only upon the representations and warranties of the Company contained herein and the information contained in the Private Placement Memorandum and in the SEC Reports. The Investor understands that the issuance of the Securities and the Warrant Shares to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person (including without limitation any of the Placement Agents) is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein, in the Private Placement Memorandum or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

            4.2 POWER AND AUTHORITY. The Investor represents and warrants to the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent (a) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (b) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and (c) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3 SHORT POSITION. The Investor has not, prior to the Closing Date, established any hedge or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a disposition by the Investor or any other person or entity. For purposes hereof, a "hedge or other position" would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock, including (without limitation) any "put equivalent position" as defined in Rule 16a-1(h) under the Exchange Act.

            4.4 NO INVESTMENT, TAX OR LEGAL ADVICE. The Investor understands that nothing in the Private Placement Memorandum, the SEC Reports, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities. Without limiting the forgoing, the Investor acknowledges that the law firm of Quarles & Brady Streich Lang LLP has served as counsel to the Lead Placement Agent and that the law firm of Squire, Sanders & Dempsey L.L.P. has served as counsel to the Company, and that neither such firm has represented or otherwise provided legal advice or counsel to the Investor in connection with the transactions contemplated hereby.

            4.5 CONFIDENTIAL INFORMATION. The Investor covenants that from the date hereof it will maintain in confidence all material non-public information regarding the Company received by the Investor from the Company, including the receipt and content of any Suspension Notice (as defined in Section 6.2(d)) until such information (i) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (ii) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 4.5, the Investor will give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished.

            4.6 ACKNOWLEDGMENTS REGARDING PLACEMENT AGENTS. The Investor acknowledges that the Placement Agents have acted solely as placement agents for the Company in connection with the Offering of the Securities by the Company, and that the Placement Agents have made no representation or warranty whatsoever with respect to the accuracy or completeness of information, data or other related disclosure material that has been provided to the Investor. The Investor further acknowledges that in making its decision to enter into this

Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms of, and consequences of holding, the Securities. The Investor further acknowledges that the provisions of this Section 4.6 are for the benefit of, and may be enforced by, any or all of the Placement Agents.

            4.7 ADDITIONAL ACKNOWLEDGEMENT. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any Other Investor, and that it is not acting in concert with any Other Investor in making its purchase of the Securities hereunder. The Investor has not taken any actions that would deem the Investor to be a member of a "group" for purposes of Section 13(d) of the Exchange Act.

            4.8 DEEMED DISPOSITION. The Investor will not, prior to the date the Registration Statement becomes effective, enter into any transaction, including any hedging transaction, that constitutes a deemed disposition of any of the Shares or Warrant Shares, that will be covered with Shares or Warrant Shares registered pursuant to the Registration Statement.

            4.9 SEC REPORTS. The Investor has received and reviewed copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof), the Company's Information Statement Relating to Annual Election of Directors dated September 27, 2005, the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2005 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof) and each of the Company's Current Reports on Form 8-K filed since December 1, 2005 and at least two (2) Business Days prior to the date hereof (collectively, the "SEC REPORTS").

      5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement or by any of the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

      6. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

            6.1 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

            (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, within fifteen (15) Business Days after the Closing Date (the "REQUIRED FILING DATE"), a Registration Statement on Form S-3 to enable the resale of the Shares and the Warrant Shares by the Investors from time to time;

            (b) use its best efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, but in no event later than ninety
      (90) days after the Registration Statement is filed by the Company, or one hundred and twenty (120) days in the event the SEC reviews such filing;

            (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement current and effective for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares and Warrant Shares pursuant to paragraph (k) of Rule 144 under the Securities Act or any successor rule ("RULE 144") or (iii) such time as all Shares and Warrant Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement or Rule 144, and to notify each Investor promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC;

            (d) submit to the SEC, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request;

            (e) ensure that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading;

            (f) furnish to the Investor such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Investor;

            (g) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

            (h) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (g) of this Section 6.1 and the registration of the Shares and the Warrant Shares pursuant to the Registration Statement;

            (i) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

            (j) with a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares and Warrant Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Shares and Warrant Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares and Warrant Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Shares or Warrant Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares or Warrant Shares without registration. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that the Investor shall furnish to the Company such information regarding itself, the Shares and Warrant Shares to be sold by Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares and the Warrant Shares. The Company understands that the Investor disclaims being an underwriter, but acknowledges that a determination by the SEC that the Investor is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

      6.2 TRANSFER OR RESALE; SUSPENSION.

            (a) The Investor understands that except as provided herein: (i) the Securities (and the Warrant Shares) have not been and are not being registered under the Securities Act or any state securities laws, and neither the Shares, the Warrants nor the Warrant Shares may be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares or Warrant Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Shares, Warrants or Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of Shares. Warrants or Warrant Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as the term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other person is under an obligation to register the Securities (or the Warrant Shares) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (b) The Investor understands that the certificates or other instruments representing the Shares, the Warrants and the Warrant Shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

            (c) Except in the event that paragraph (d) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares or Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(c)(i); and (iii) upon request, inform each Investor who so requests that the Company has complied with its obligations in Section 6.2(c)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 6.2(c)(i) hereof when the amendment has become effective).

            (d) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares or Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares or Warrant Shares pursuant to the Registration Statement (a "SUSPENSION") until the Investors are advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(d).

            (e) Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed thirty (30) days individually, and (ii) no more than two (2) Suspensions shall occur during any twelve (12) month period (each Suspension that satisfies the foregoing criteria being referred to herein as a "QUALIFYING SUSPENSION").

            (f) If a Suspension is not then in effect, the Investor may sell Shares and Warrant Shares under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

            (g) The legend set forth in Section 6.2(b) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the Shares, Warrants or Warrant Shares upon which it is stamped, if
(i) such securities are registered for resale under the Securities Act and such registration statement is effective, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of such Shares or Warrant Shares may be made without registration under the applicable requirements of the Securities Act. The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall be authorized to issue, in connection with the sale of the Shares or Warrant Shares, certificates representing such Shares or Warrant Shares without restrictive legend, provided the Shares or Warrant Shares are to be sold pursuant to the Prospectus contained in the Registration Statement and the such Investor acknowledges its obligation to comply with applicable prospectus delivery requirements. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Investor, that no further opinion of counsel is required at the time of transfer in order to issue such Shares or

Warrant Shares without restrictive legend. Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for the Shares or Warrant Shares, the Company will use its commercially reasonable efforts following the delivery by the Investor to the Company or the Company's transfer agent of a legended certificate representing such Shares or Warrant Shares, to deliver or cause to be delivered to the Investor or at the Investor's direction a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. Following the effective date of the Registration Statement and upon the delivery to the Investor of any certificate representing Shares or Warrant Shares that is free from all restrictive and other legends, the Investor agrees that any sale of such Shares or Warrant Shares shall be made pursuant to the effective Registration Statement and, in compliance with applicable prospectus delivery requirements, and in accordance with the plan of distribution described therein or pursuant to an available exemption from the registration requirements of the Securities Act. In addition, provided that the Investor is not then an "affiliate" of the Company as defined in applicable regulations of the SEC, the Company shall, at the request of the Investor, remove the restrictive legend from any Shares or Warrant Shares held by the Investor following the expiration of the holding period required by Rule 144(k) under the Securities Act (or any successor rule).

      6.3 INDEMNIFICATION. For the purpose of this Section 6.3:

            (a) the term "SELLING SHAREHOLDER" shall mean the Investor, the directors, officers, partners, members, employees, agents, representatives of, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

            (b) the term "REGISTRATION STATEMENT" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

            (c) the term "UNTRUE STATEMENT" shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement or the Prospectus a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus), in the light of the circumstances under which they were made not misleading.

            (d) (i) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (a) any untrue statement of a material fact contained in the Registration Statement or the Prospectus; (b) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder; or (c) any breach by the Company of any of its representations and warranties in this Agreement or the failure by the Company to comply with any agreement or covenant contained in this Agreement or to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use in preparation of the Registration Statement, or any inaccuracy in representations made by such Selling Shareholder herein or in the Investor Questionnaire, or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein, or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

                  (ii) The Investor agrees to indemnify and hold harmless the
            Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (a) any inaccuracy in the representations made by the Investor herein or in the Investor Questionnaire, (b) any failure by the Investor to comply with the covenants and agreements contained herein, or (c) any untrue statement of a material fact contained in the Registration Statement or the Prospectus if, and only if, (i) such untrue statement was made in reliance upon and in conformity with written information furnished by the Investor specifically for use in preparation of the Registration Statement or (ii) such untrue statement or omission was contained in a Prospectus delivered to a purchaser by the Investor that was corrected in a subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Investor's obligation to indemnify (including any reimbursement obligation) shall be limited to the net amount of the proceeds received by the Investor from the sale of the Shares and Warrant Shares pursuant to the Registration Statement.

                  (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section
            6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                  (iv) If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d)(i) or (d)(ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the net amount of the proceeds received by the Investor from the sale of the Shares and Warrant Shares pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligation in this subsection to contribute is several with the Other Investors in proportion to their sales of Shares and Warrant Shares to which such loss relates and not joint. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

      6.4 TERMINATION OF RESTRICTIONS. The restrictions imposed hereunder upon the transferability of the Shares, Warrants and Warrant Shares shall cease and terminate as to any particular number of the Shares or Warrant Shares when such Shares or Warrant Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or Warrant Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act.

            6.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Investor, the Company will furnish (or, to the extent such information is available electronically through the Company's filings with the SEC, the Company will make available) to the Investor:

            (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-KSB (the foregoing, in each case, excluding exhibits);

            (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6.5 as filed with the SEC and all other information that is made available to shareholders; and

            (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters during the Company's normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Shares and Warrant Shares and will otherwise reasonably cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

            6.6 PUBLIC STATEMENTS. The Company shall, on or before 8:30 a.m., New York City Time, on the Business Day following the Closing Date, issue a press release describing the material terms of the transactions contemplated by the Agreements (which press release shall comply with the provisions of Rule 135c under the Exchange Act) and, within the time required by applicable SEC regulations, shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Agreements in the form required by the Exchange Act, and attaching the form of the Agreements an exhibit to such filing (including all attachments). The Company will not issue any public statement, press release or any other public disclosure listing the Investor as one of the purchasers of the Securities without the Investor's prior written consent, except as may be required by applicable law or rules of the AMEX or any other stock exchange or market on which the Company's securities are listed or traded.

      7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

            (a) if to the Company, to:

                        Global Entertainment Corporation
                        4909 East McDowell Road, Suite 104
                        Phoenix, Arizona 85008
                        Attention: Chief Executive Officer
                        Telephone: (480) 994-0772
                        Facsimile: (480) 994-0759

                        with copies to:

                        Squire, Sanders & Dempsey L.L.P.
                        40 North Central Avenue, Suite 2700
                        Phoenix, Arizona 850074
                        Attention: Christopher D. Johnson, Esq.
                        Telephone: (602) 528-4000
                        Facsimile: (602) 253-8129

                        and

                        Miller Capital Markets, LLC
                        4909 East McDowell Road
                        Phoenix, Arizona 85008
                        Attention: President
                        Telephone: (602) 225-0505
                        Facsimile: (602) 393-7570

            (b) if to the Investor, at its address on the signature page to the Securities Purchase Agreement.

      8. AMENDMENTS; WAIVER. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

      9. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      10. ENTIRE AGREEMENT; SEVERABILITY. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Arizona, without giving effect to the principles of conflicts of law.

      12. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      13. INDEPENDENT NATURE OF INVESTOR'S OBLIGATIONS AND RIGHTS. The obligations of the Investor under the Agreement is several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under the Agreements. Nothing contained herein or in ay other Agreement, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. The Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Agreements, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

                  [remainder of page intentionally left blank]

                                    EXHIBIT A

                                 FORM OF WARRANT

                 [Intentionally omitted - on file with Company]

                                    EXHIBIT B

                   STOCK AND WARRANT CERTIFICATE QUESTIONNAIRE

                 [Intentionally omitted - on file with Company]

                                    EXHIBIT C

                             INVESTOR QUESTIONNAIRE

                 [Intentionally omitted - on file with Company]

                                    EXHIBIT D

                       CLOSING ESCROW ACCOUNT INFORMATION

                 [Intentionally omitted - on file with Company]

                                    EXHIBIT E

                    FORM OF LEGAL OPINION OF COMPANY COUNSEL

                 [Intentionally omitted - on file with Company]

                                    EXHIBIT F

                               PROPOSED DIRECTORS

                 [Intentionally omitted - on file with Company]


                                      F-2